Exhibit 99

Isolagen, Inc. Receives Notification Letter from American Stock Exchange

EXTON, PA – March 13, 2008 - Isolagen™, Inc. (AMEX:ILE) today announced that on March 12, 2008 it received notice from the American Stock Exchange (AMEX) advising the Company that it does not meet certain of the continued listing standards as set forth in Part 10 of the AMEX Company Guide.

AMEX notified the Company that it was not in compliance with Sections 1003 (a)(i)-(iii) of the AMEX Company Guide. Specifically, the AMEX staff noted that the Company’s stockholder’s equity was less than $2,000,000 and losses from continuing operations and net losses were incurred in two out of its three most recent fiscal years; that the Company’s stockholder’s equity was less than $4,000,000 and losses from continuing operations and/or net losses were incurred in three out of its four most recent fiscal years; and that the Company’s stockholder’s equity was less than $6,000,000 and losses from continuing operations and/or net losses were incurred in its five most recent fiscal years. However, AMEX will not normally consider suspending dealings in the securities of a company which is below any of the above standards if the company (a) has a market capitalization of at least $50,000,000, and (b) has at least 1,100,000 shares publicly held, with a market value of publicly held shares of at least $15,000,000 and 400 round lot shareholders. Isolagen does not currently meet these market capitalization amounts.

In order to maintain its listing, the Company intends to submit a plan to AMEX by April 14, 2008 that will outline the Company’s strategy to bring itself back into compliance by September 14, 2009. If the Company’s plan to regain compliance is accepted by AMEX, the Company may be able to continue its listing during this period, during which time it will be subject to periodic review to determine progress consistent with the plan. If the Company does not submit a plan or if the plan is not accepted by AMEX, the Company will be subject to delisting procedures as set forth in Section 1010 and Part 12 of the Amex Company Guide. Under AMEX rules, the Company has the right to appeal any determination by AMEX to initiate delisting proceedings.

On March 7, 2008, the Company filed its Form 10-K filing with the Securities and Exchange Commission that contained a going-concern qualification from its auditors. The Company had previously disclosed its going-concern status in its quarterly reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007.

This announcement, which is being made in compliance with the AMEX Company Guide Rule 610(b) requiring a public announcement of the receipt of an audit opinion that contains a going-concern qualification, does not reflect any change or amendment to the financial statements as filed. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficit that raise substantial doubt about its ability to continue as a going-concern.

About Isolagen, Inc.

Isolagen™, Inc. (AMEX: ILE — News) is an aesthetic and therapeutic company committed to developing and commercializing scientific advances and innovative technologies. The company’s technology platform includes the Isolagen Process™, a cell processing system for skin and tissue rejuvenation which is currently in clinical development for a broad range of aesthetic and therapeutic applications including wrinkles, acne scars, burns and periodontal disease. Isolagen also commercializes a scientifically-advanced line of skincare systems through its majority-owned subsidiary, Agera® Laboratories, Inc. For additional information, please visit www.isolagen.com.

Isolagen Forward Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release, include, without limitation, the Company’s ability to submit a plan to the AMEX on a timely basis, the potential acceptance of such plan by the AMEX, and AMEX’s willingness to permit continued listing during the pendency of the plan. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q filed since the annual report. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other public filings with the SEC since such date..

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